UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2016

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company maintains executive severance arrangements with many of its key officers, including some of its Executive Officers. These arrangements are intended to give the key officers additional assurances concerning their continued employment in the event the Company were to engage in discussions concerning or consummate a transaction which involved a change in control of the Company. A change in control transaction includes a merger, share exchange, tender offer or cash purchase of at least 25% of the shares of the Company, if within two years after such transaction; there occurs a change in more than a majority of the board of directors.

Management believes that it is in the best interests of the stockholders to provide certain assurances regarding continued employment of selected key officers to better assure that the Company will be able to properly evaluate any proposed transaction and to continue the Company's operations during any transition period. The agreements, which are only effective for a period of up to two years after a change in control occurs, provide for severance benefits only if the key officer separates from service under certain circumstances within the two year period. Management believes that any potential adverse effect that the existence of these arrangements may have on a proposed change in control transaction is outweighed by the benefit to the Company of providing additional employment security to the key officers so that the Company may retain the services of its experienced officers in evaluating such an offer and continuing its operations either in its present form or following the consummation of such a change in control transaction.

The Compensation Committee recently reviewed the executive severance arrangements applicable to the Company’s key officers. Due to changes in responsibilities of certain officers in management, the Committee determined that five officers were no longer key officers in critical positions that necessitated an Executive Severance Agreement (“ESA”) and terminated the ESAs for those five officers. Further, the Committee determined that several Executive Officers had been recently hired and did not have ESAs, and that for those Executive Officers who did have ESAs, the ESAs did not utilize the same compensatory formula. The Compensation Committee determined that the applicable compensatory formula provided under the ESA for the Chairman and CEO should be three times Base Period Income and the applicable compensatory formula for the ESAs for all other Executive Officers should be two times Base Period Income. Base Period Income is the sum of (i) base salary plus (ii) the greater of (x) the average of any cash incentive bonus payable to the executive for the last two completed fiscal years or (y) the executive’s target cash bonus for the then current year under the Company’s annual incentive plan. The Compensation Committee approved revised ESAs for George A. Makris, Jr., Barry Ledbetter and Steve Wade and new ESAs for F. Chris Dunn and Stephen C. Massanelli. None of the revised or new ESAs contain tax gross-up features.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Item
10.1	Executive Severance Agreement for George A. Makris, Jr.
10.2	Executive Severance Agreement for Stephen C. Massanelli
10.3	Executive Severance Agreement for Barry Ledbetter
10.4	Executive Severance Agreement for Chris Dunn
10.5	Executive Severance Agreement for Steve Wade

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

Date: February 11, 2016	/s/ Robert A. Fehlman
Robert A. Fehlman, Senior Executive Vice
President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1	Executive Severance Agreement for George A. Makris, Jr.
10.2	Executive Severance Agreement for Stephen C. Massanelli
10.3	Executive Severance Agreement for Barry Ledbetter
10.4	Executive Severance Agreement for Chris Dunn
10.5	Executive Severance Agreement for Steve Wade